Exhibit 23.1



                         Consent of Independent Auditors



We consent to the incorporation by reference in the following Registration Statements of dELiA*s Inc.:


                  (i)   Form S-3 No. 333-43665,
                  (ii)  Form S-3 No. 333-61289,
                  (iii) Form S-8 No. 333-42135 and
                  (iv)  Form S-8 No. 333-22449

of our report dated June 29, 1998 with respect to the financial statements of the Screeem and Jean Country Business appearing in dELiA*s Inc. current report on Form 8-K/A.



                                             Patrusky, Mintz & Semel





New York, New York
September 11, 1998